EXHIBIT 3(ii)


                                     BY-LAWS







                                 APRIL 27, 2000










                            Bankers Trust Corporation
           (Incorporated under the New York Business Corporation Law)

                            BANKERS TRUST CORPORATION


                 -----------------------------------------------


                                     BY-LAWS


                 -----------------------------------------------


                                    ARTICLE I

                                  SHAREHOLDERS


SECTION 1.01 Annual Meetings. The annual meetings of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held in January of each year.

SECTION 1.02 Special Meetings. Special meetings of the shareholders, except those regulated otherwise by statute, may be called at any time by the Board of Directors, or by any person or committee expressly so authorized by the Board of Directors and by no other person or persons.

SECTION 1.03 Place of Meetings. Meetings of shareholders shall be held at such place within or without the State of New York as shall be determined from time to time by the Board of Directors or, in the case of special meetings, by such person or persons as may be authorized to call a meeting. The place in which each meeting is to be held shall be specified in the notice of such meeting.

SECTION 1.04 Notice of Meetings. A copy of the written notice of the place, date and hour of each meeting of shareholders shall be given personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling the meeting and shall also state the purpose or purposes for which the meeting is called.

SECTION 1.05 Record Date. For the purpose of determining the shareholders entitled to notice of or to vote any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

SECTION 1.06 Quorum. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation or by the By-Laws. The shareholders present in person or by proxy and entitled to vote at any meeting, despite the absence of a quorum, shall have power to adjourn the meeting from time to time, to a designated time and place, without notice other than by announcement at the meeting, and at any adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.

SECTION 1.07 Business at Annual Meeting. At an annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or by any shareholder of the corporation.

                                   ARTICLE II

                               BOARD OF DIRECTORS


SECTION 2.01 Number and Qualifications. The business of the corporation shall be managed by its Board of Directors. The number of directors constituting the entire Board of Directors shall be not less than seven nor more than fifteen, as shall be fixed from time to time by vote of a majority of the entire Board of Directors. Each director shall be at least 21 years of age. Directors need not be shareholders. No Officer-Director who shall have attained age 65, or earlier relinquishes his responsibilities and title, shall be eligible to serve as a director.

SECTION 2.02 Election. At each annual meeting of shareholders, directors shall be elected by a plurality of the votes to hold office until the next annual meeting. Subject to the provisions of the statute, of the Certificate of Incorporation and of the By-Laws, each director shall hold office until the expiration of the term for which elected, and until his successor has been elected and qualified.

SECTION 2.03 Nomination and Notification of Nomination. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or to any committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally.

SECTION 2.04 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such places and times as may be fixed from time to time by resolution of the Board and a regular meeting for the purpose of organization and transaction of other business shall be held each year after the adjournment of the annual meeting of shareholders.

SECTION 2.05 Special Meetings. The Chairman of the Board, the Chief Executive Officer, the President or any Vice Chairman may, and at the request of three directors shall, call a special meeting of the Board of Directors, two days' notice of which shall be given in person or by mail, electronic mail, telephone or via facsimile transmission. Notice of a special meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

SECTION 2.06 Place of Meeting. The directors may hold their meetings, have one or more offices, and keep the books of the corporation (except as may be provided by law) at any place, either within or without the State of New York, as they may from time to time determine.

SECTION 2.07 Quorum and Vote. At all meetings of the Board of Directors the presence of one-third of the entire Board, but not less than two directors, shall constitute a quorum for the transaction of business. Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or a committee thereof by means of a conference telephone, video conference or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such a meeting. The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, except as may be otherwise provided by statute or the By-Laws.

SECTION 2.08 Vacancies. Newly created directorships resulting from increase in the number of directors and vacancies in the Board of Directors, whether caused by resignation, death, removal or otherwise, may be filled by vote of a majority of the directors then in office, although less than a quorum exists.

                                   ARTICLE III

                         EXECUTIVE AND OTHER COMMITTEES

SECTION 3.01 Designation and Authority. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other committees, each consisting of three or more directors, except for the Transaction Authorization Committee which shall consist of at least two directors. Each such committee, to the extent provided in the resolution or the By-Laws, shall have all the authority of the Board, except that no such committee shall have authority as to:

     (i) the submission to shareholders of any action as to which shareholders' authorization is required by law.

     (ii) the filling of vacancies in the Board of Directors or any committee.

     (iii) the fixing of compensation of directors for serving on the Board or on any committee.

     (iv) the  amendment  or  appeal  of the  By-Laws,  or the  adoption  of new
By-Laws.

     (v) the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors.

SECTION 3.02 Procedure. Except as may be otherwise provided by statute, by the By-Laws or by resolution of the Board of Directors, each committee may make rules for the call and conduct of its meetings. Each committee shall keep a record of its acts and proceedings and shall report the same from time to time to the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

SECTION 4.01 Titles and General. The Board of Directors shall elect from among their number a Chairman of the Board and a Chief Executive Officer, and may also elect a President, one or more Vice Chairmen, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Directors, one or more Vice Presidents, a Secretary, a Controller, a Treasurer, a General Counsel, a General Auditor, and a General Credit Auditor, who need not be directors. The officers of the corporation may also include such other officers or assistant officers as shall from time to time be elected or appointed by the Board. The Chairman of the Board or the Chief Executive Officer or, in their absence, the President or any Vice Chairman, may from time to time appoint assistant officers. All officers elected or appointed by the Board of Directors shall hold their respective offices during the pleasure of the Board of Directors, and all assistant officers shall hold office at the pleasure of the Board or the Chairman of the Board or the Chief Executive Officer or, in their absence, the President or any Vice Chairman. The Board of Directors may require any and all officers and employees to give security for the faithful performance of their duties.

SECTION 4.02 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. Subject to the Board of Directors, he shall exercise all the powers and perform all the duties usual to such office and shall have such other powers as may be prescribed by the Board of Directors or the Executive Committee or vested in him by the By-Laws.

SECTION 4.03 Chief Executive Officer. The Board of Directors shall designate the Chief Executive Officer of the corporation, which person may also hold the additional title of Chairman of the Board, or President Subject to the Board of Directors, he shall exercise all the powers and perform all the duties usual to such office and shall have such other powers as may be prescribed by the Board of Directors or the Executive Committee or vested in him by the By-Laws.

SECTION 4.04 Chairman of the Board, President, Vice Chairmen, Executive Vice Presidents, Senior Vice Presidents, Directors and Vice Presidents. The Chairman of the Board or, in his absence or incapacity the President or, in his absence or incapacity, the Vice Chairmen, the Executive Vice Presidents, or in their absence, the Senior Vice Presidents, in the order established by the Board of Directors shall, in the absence or incapacity of the Chief Executive Officer perform the duties of the Chief Executive Officer. The President, the Vice Chairmen, the Executive Vice Presidents, the Senior Vice Presidents, the Directors, and the Vice Presidents shall also perform such other duties and have such other powers as may be prescribed or assigned to them, respectively, from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer, or the By-Laws.

SECTION 4.05 Controller. The Controller shall perform all the duties customary to that office and except as may be otherwise provided by the Board of Directors shall have the general supervision of the books of account of the corporation and shall also perform such other duties and have such powers as may be prescribed or assigned to him from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer, or the By-Laws.

SECTION 4.06 Secretary. The Secretary shall keep the minutes of the meetings of the Board of Directors and of the shareholders and shall have the custody of the seal of the corporation. He shall perform all other duties usual to that office, and shall also perform such other duties and have such powers as may be prescribed or assigned to him from time to time by the Board of Directors, the Executive Committee, the Chairman of the Board, the Chief Executive Officer, or the By-Laws.

                                    ARTICLE V

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

SECTION 5.01 The corporation shall, to the fullest extent permitted by Section 721 of the New York Business Corporation Law, indemnify any person who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation is serving or served in any capacity at the request of the corporation by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

SECTION 5.02 The corporation may indemnify any other person to whom the corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by
(i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner.

SECTION 5.03 The corporation shall, from time to time, reimburse or advance to any person referred to in Section 5.01 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section 5.01, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

SECTION 5.04 Any director or officer of the corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the corporation, or (ii) any employee benefit plan of the corporation or any corporation referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the corporation. In all other cases, the provisions of this Article V will apply (i) only if the person serving another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise so served at the specific request of the corporation, evidenced by a written communication signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice Chairman, and (ii) only if and to the extent that, after making such efforts as the Chairman of the Board, the Chief Executive Officer, or the President shall deem adequate in the circumstances, such person shall be unable to obtain indemnification from such other enterprise or its insurer.

SECTION 5.05 Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article V may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

SECTION 5.06 The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article V (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

SECTION 5.07 If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

SECTION 5.08 A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 5.01 shall be entitled to indemnification only as provided in Sections 5.01 and 5.03, notwithstanding any provision of the New York Business Corporation Law to the contrary.


                                   ARTICLE VI

                                      SEAL


SECTION 6.01 Corporate Seal. The corporate seal shall contain the name of the corporation and the year and state of its incorporation. The seal may be altered from time to time at the discretion of the Board of Directors.

                                   ARTICLE VII

                               SHARE CERTIFICATES


SECTION 7.01 Form. The certificates for shares of the corporation shall be in such form as shall be approved by the Board of Directors and shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice Chairman and the Secretary or an Assistant Secretary, and shall be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers upon the certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employees.

                                  ARTICLE VIII

                                     CHECKS


SECTION 8.01 Signatures. All checks, drafts and other orders for the payment of money shall be signed by such officer or officers or agent or agents as the Board of Directors may designate from time to time.


                                   ARTICLE IX

                                    AMENDMENT


SECTION 9.01 Amendment of By-Laws. The By-Laws may be amended, repealed or added to by vote of the holders of the shares at the time entitled to vote in the election of any directors. The Board of Directors may also amend, repeal or add to the By-Laws, but any By-Laws adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon as provided herein. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Laws so adopted, amended or repealed, together with concise statement of the changes made.

                                    ARTICLE X

SECTION 10.01 Construction. The masculine gender, when appearing in these By-Laws, shall be deemed to include the feminine gender.

I, Sonja K. Olsen, [Assistant] Secretary of Bankers Trust Corporation, New York, New York, hereby certify that the foregoing is a complete, true and correct copy of the By-Laws of Bankers Trust Corporation, and that the same are in full force and effect at this date.



                                                       /s/ Sonja K. Olsen
                                                           [Assistant] Secretary


Dated:  May 8, 2000